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                                                                      Exhibit 21
                                   EXHIBIT 22


SUBSIDIARIES* OF GRAPHIC INDUSTRIES, INC.
-----------------------------------------

               NAME                        STATE OF INCORPORATION
-----------------------------------------  ----------------------

ATLANTA BLUE PRINT CO.
  d/b/a/ Atlanta Blue Print &
  Graphics Co.

     Subsidiaries:  Executive Courier, Inc.        Georgia

     Divisions:     A&E Reprographics
                    and Supply Company

                    Atlantic Reprographics

                    Carolina Reprographics

                    Arco Blueprinter

                    Cobb Reprographics
                    and Office Supply

                    Imaging Technologies
                    Services

                    International Express

                    Macon Blue Print
                    Company

                    Piedmont Printmakers

                    Reprographic Imaging
                    Technologies

                    Spartan Blueprinters

AUTOCOMP, INC.                                     Georgia

ALLIED REPROGRAPHICS, INC.                         Georgia

BAUM PRINTING HOUSE, INC.                          Pennsylvania

CARPENTER RESERVE PRINTING COMPANY                 Ohio

CRAFTSMAN PRINTING COMPANY                         North Carolina

     Division: Carolina Mailing Company

GENERAL COLOR INC.  **                             Georgia
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SUBSIDIARIES* OF GRAPHIC INDUSTRIES, INC.
-----------------------------------------

          NAME                            STATE OF INCORPORATION
-------------------------                 ----------------------

GRAPHIC MICHIGAN, INC.**                           Michigan

GRAPHIC DIRECT, INC.-ILLINOIS**                    Illinois

HERITAGE PRESS, INC.                               Texas

HOECHSTETTER PRINTING COMPANY, INC.                Pennsylvania

INTEGRATED GRAPHIC SERVICE                         Georgia

IPD PRINTING & DISTRIBUTING, INC.                  Georgia

MERCURY PRINTING COMPANY, INC.                     Tennessee
  DIVISIONS:
     Davidson & Chandler Advertising
     The Wimmer Companies

MONROE LITHO, INC.                                 New York

PRESSTAR PRINTING CORPORATION                      Maryland

QUADRAS, INC.                                      Georgia

SOUTHERN SIGNATURES, INC.                          Georgia

STATE PRINTING COMPANY, INC.                       South Carolina

THE STEIN PRINTING COMPANY, INC.**                 Georgia

W.E. ANDREWS CO. INC.                              Georgia

     Subsidiaries:  W.E. Andrews Co.
                    Inc. of Connecticut            Connecticut

                    A.C. Scanning Inc.             Massachusetts

                    The Central Press
                    of Miami, Inc.                 Florida


WETMORE & COMPANY                                  Texas

WILLIAMS PRINTING COMPANY                          Georgia

     Subsidiary:  Graphic Print Service, Inc.      Georgia

---------------------------------

*    All wholly-owned
**   Not an operating company